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                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                           HOMESTAKE MINING COMPANY
        --------------------------------------------------------------
               (Name of Registrant as specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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[Barrick Logo]             [Homestake Logo]                       Press Release


FOR IMMEDIATE RELEASE
PROXY STATEMENT FOR SHAREHOLDER APPROVAL OF BARRICK / HOMESTAKE MERGER MAILED TODAY



TORONTO AND WALNUT CREEK, NOVEMBER 13, 2001...Barrick Gold Corporation and Homestake Mining Company today announced that the proxy statement/prospectus for the merger of Barrick Gold Corporation and Homestake Mining Company is being mailed to Homestake shareholders today. The special meeting of Homestake shareholders to vote on the merger will be held at 8:30 a.m. Pacific time, on December 14, 2001 at the Marriott Hotel in Walnut Creek, California. Holders of Homestake common stock, Homestake Canada exchangeable shares and Homestake CHESS depository interests of record on October 30, 2001 are eligible to vote at the meeting.
     With the adoption of the merger agreement by Homestake shareholders, each issued and outstanding share of Homestake common stock will be converted into the right to receive 0.53 Barrick common shares. The offer represents a 31% premium to Homestake stockholders based on the market prices for both companies' stock on June 22, 2001, the last trading day prior to announcement. Barrick shareholders are not required to vote on the merger agreement.
     The board of directors of Homestake has determined unanimously that the merger is fair to and in the best interests of the Homestake shareholders, and has approved and declared advisable the merger agreement. Accordingly, the Homestake board unanimously recommends that shareholders vote or give instructions to vote "FOR" the proposal to adopt the merger agreement.
     Copies of the proxy statement, information regarding the proposed merger and assistance with voting shares, can be obtained from the proxy solicitation firm D. F. King & Co., toll-free at 1-888-414-5566.


Investor Contact:
Richard Young
Vice President,
Investor Relations
Tel  (416) 307-7431
Fax (416) 861-0727

Media Contact:
Vincent Borg
Vice President,
Corporate Communications
Tel  (416) 307-7477
Fax (416) 861-1509

Internet:
  http://www.barrick.com

Investor Contact
Homestake:
Igor Levental
Vice President,
Investor Relations
Tel  (925) 817-1369
Fax (925) 746-0563

Internet:
 http://www.homestake.com